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                                                                     EXHIBIT 11

                              R-B RUBBER PRODUCTS, INC.
                         CALCULATIONS OF NET INCOME PER SHARE


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                             Three Months Ended June 30,                       Six Months Ended June 30,
                              ------------------------------------------------  -----------------------  -----------------------
                             1996                     1995                     1996                     1995
                             -----------------------  -----------------------  -----------------------  -----------------------
                             Primary   Fully Diluted  Primary   Fully Diluted  Primary   Fully Diluted  Primary   Fully Diluted
                              -----------------------  -----------------------  -----------------------  -----------------------
Weighted Average Shares
Outstanding for the Period    2,172,500    2,172,500   1,586,319    1,586,319   2,172,500    2,172,500  1,334,558     1,334,558

Dilutive Common Stock
Options Using the Treasury
Stock Method                          -            -           -            -           -            -          -          -

                              -----------------------  -----------------------  -----------------------  -----------------------
 Total Shares Used for Per
 Share Calculations           2,172,500    2,172,500   1,586,319    1,586,319   2,172,500    2,172,500  1,334,558     1,334,558
                              -----------------------  -----------------------  -----------------------  -----------------------
                              -----------------------  -----------------------  -----------------------  -----------------------

 Net Income                    (122,034)    (122,034)     62,430       62,430    (117,919)    (117,919)    68,477       68,477
                              -----------------------  -----------------------  -----------------------  -----------------------
                              -----------------------  -----------------------  -----------------------  -----------------------

 Net Income Per Share        $    (0.06)   $    (.06)  $    0.04    $    0.04  $    (0.05)  $    (0.05) $    0.05    $    0.05
                              -----------------------  -----------------------  -----------------------  -----------------------
                              -----------------------  -----------------------  -----------------------  -----------------------

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